UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2016

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 2024 Notes

On September 1, 2016, Tallgrass Energy Partners, LP (the “Partnership”), Tallgrass Energy Finance Corp. (the “Co-Issuer” and together with the Partnership, the “Issuers”), the Guarantors named therein and U.S. Bank, National Association, as trustee, entered into an Indenture dated September 1, 2016 (the “Indenture”), pursuant to which the Issuers issued $400,000,000 in aggregate principal amount of the Issuers’ 5.50% Senior Notes due 2024 (the “2024 Notes”). The 2024 Notes are general unsecured senior obligations of the Issuers. The 2024 Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Partnership’s existing direct and indirect wholly owned subsidiaries (other than the Co-Issuer) and certain of the Partnership’s future subsidiaries (the “Guarantors”). The 2024 Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers.

Interest and Maturity

The 2024 Notes will mature on September 15, 2024 and interest on the 2024 Notes is payable in cash semi-annually in arrears on each March 15 and September 15, commencing March 15, 2017. Interest will be payable to holders of record on the March 1 and September 1 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to September 15, 2019, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2024 Notes issued under the Indenture, upon not less than 30 or more than 60 days’ notice, at a redemption price of 105.50% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Partnership, provided that:

•	at least 65% of the aggregate principal amount of 2024 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2024 Notes held by the Partnership and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of each such equity offering.

Prior to September 15, 2019, the Issuers may redeem all or part of the 2024 Notes, upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after September 15, 2019, the Issuers may redeem all or a part of the 2024 Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2024 Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

YEAR	PERCENTAGE
2019	104.125%
2020	102.750%
2021	101.375%
2022 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of 2024 Notes may require the Partnership to repurchase all or a portion of that holder’s 2024 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2024 Notes repurchased, plus any accrued but unpaid interest on the notes repurchased, to the date of settlement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the settlement date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue preferred units; (ii) create liens to secure indebtedness; (iii) pay distributions on equity interests, repurchase equity securities or redeem subordinated securities; (iv) make investments; (v) restrict distributions, loans or other asset transfers from the Partnership’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of the Partnership’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the 2024 Notes may declare the 2024 Notes immediately due and payable, except that a default resulting from a bankruptcy or insolvency with respect to the Partnership or any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, will automatically cause all 2024 Notes to become due and payable. Each of the following constitutes an event of default under the Indenture:

•	default for 30 days in the payment when due of interest on the 2024 Notes;

•	default in payment when due of the principal of, or premium, if any, on the 2024 Notes;

•	failure by the Partnership to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Partnership’s assets or failure by the Partnership to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•	failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Indenture;

•	failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture;

•	default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium, if any, on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $75.0 million or more, subject to a cure provision;

•	failure by the Partnership or any of its restricted subsidiaries to pay final non-appealeable judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	any guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

•	certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership, or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 5.50% Senior Note, which are filed with this Report as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the 2024 Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 1, 2016, the Partnership issued a press release announcing the closing of the offering of $400,000,000 in aggregate principal amount of 2024 Notes. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated September 1, 2016, among Tallgrass Energy Partners, LP, Tallgrass Energy Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 5.50% Senior Note (Included as Exhibit A in Exhibit 4.1).

99.1	Press Release, dated September 1, 2016 (Furnished solely for purposes of Item 7.01 of this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

	By:	Tallgrass MLP GP, LLC, its general partner

Date: September 1, 2016		By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated September 1, 2016, among Tallgrass Energy Partners, LP, Tallgrass Energy Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 5.50% Senior Note (Included as Exhibit A in Exhibit 4.1).

99.1	Press Release, dated September 1, 2016 (Furnished solely for purposes of Item 7.01 of this Form 8-K).